Exhibit 99.2(m)



                        SIDLEY AUSTIN BROWN & WOOD LLP

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       LONDON                                               WASHINGTON, D.C.



                            September 14, 2004


The Topiary Fund for Benefit Plan Investors (BPI) LLC
25 DeForest Avenue
Summit, New Jersey  07901


Ladies and Gentlemen:

We consent to the use of our name and the reference to our opinion in the section entitled "TAXES" in the prospectus constituting part of the Registration Statement on Form N-2 (File Nos. 333-111561 and 811-21480) of The Topiary Fund for Benefit Plan Investors (BPI) LLC.

                                    Very truly yours,



                                    /s/ SIDLEY AUSTIN BROWN & WOOD LLP


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